UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022 (February 8, 2022)

QUANERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39222	88-0535845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Lakeside Drive Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 245-9500

(Registrant’s telephone number, including area code)

CITIC Capital Acquisition Corp.

28/F CITIC Tower

1 Tim Mei Avenue

Central, Hong Kong

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QNGY	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	QNGY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Due to the large number of events reported under the specified items of Form 8-K, this Current Report on Form 8-K is being filed in two parts. An amendment to this Form 8-K is being submitted for filing on the same date to include additional matters under Items 3.03, 5.03, 5.05, 7.01 and 9.01 of Form 8-K.

On February 8, 2022 (the “Closing Date”), Quanergy Systems, Inc., a Delaware corporation (the “Company” or “Quanergy”) (f/k/a CITIC Capital Acquisition Corp. (“CCAC”)), consummated the previously announced merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated June 21, 2021 (as amended, the “Merger Agreement”), by and among CCAC and Quanergy Systems, Inc., a Delaware corporation (when referred to in its pre-Business Combination (as defined below) capacity, “Legacy Quanergy”). On January 28, 2022, Legacy Quanergy changed its corporate name to Quanergy Perception Technologies, Inc. The Company’s shareholders approved the business combination (the “Business Combination”) and the change of CCAC’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware (the “Domestication”) at an extraordinary general meeting of stockholders held on January 31, 2022 (the “Special Meeting”). In connection with the Special Meeting and the Business Combination, holders of 26,867,796 of CCAC’s Class A ordinary shares (“Class A Ordinary Shares”), or approximately 97.3% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.07 per share, for an aggregate redemption amount of $270,503,771. On February 8, 2022, holders of 600,000 of CCAC’s Class A ordinary shares (“Class A Ordinary Shares”), or approximately 2.2% of the shares with redemption rights, reversed their prior redemptions, resulting in $6,040,773 being returned to the trust account established at the consummation of CCAC’s initial public offering prior to the Closing.

On February 7, 2022, one business day prior to the Closing Date, CCAC effectuated the Domestication, pursuant to which each of CCAC’s currently issued and outstanding Class A Ordinary Shares and Class B ordinary shares (“Class B Ordinary Shares”) automatically converted by operation of law, on a one-for-one basis, into shares of common stock of the Company (“Common Stock”). Similarly, all of CCAC’s outstanding warrants became warrants to acquire shares of Common Stock, and no other changes were made to the terms of any outstanding warrants.

Pursuant to the terms of the Merger Agreement, the Business Combination was effected through the merger (the “Merger”) of a wholly owned subsidiary of CCAC, CITIC Capital Merger Sub Inc., a Delaware corporation (“Merger Sub”) with and into Legacy Quanergy, whereupon the separate corporate existence of Merger Sub ceased and Legacy Quanergy became the surviving company and a wholly owned subsidiary of the Company. In connection with the Domestication, the Company changed its name from CITIC Capital Acquisition Corp. to Quanergy Systems, Inc.

A description of the Business Combination and the terms of the Merger Agreement are included in the final prospectus and definitive proxy statement, dated January 6, 2022 (the “Proxy Statement/Prospectus”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in the section entitled “BCA Proposal” beginning on page 126 of the Proxy Statement/Prospectus.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

On the Closing Date, purchasers subscribed to purchase from the Company an aggregate of 3,650,000 shares of the Company’s Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $36,500,000, pursuant to separate subscription agreements (each, a “Subscription Agreement”). The sale of PIPE Shares was consummated substantially concurrently with the Closing. A description of the Subscription Agreements is included in the Proxy Statement/Prospectus in the section entitled “BCA Proposal—Related Agreements—Subscription Agreements” beginning on page 147 of the Proxy Statement/Prospectus.

The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by the full text of the Form of Subscription Agreement, a copy of the form of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

In connection with the Closing, CITIC Capital Acquisition LLC (“CCAC Sponsor”), certain Legacy Quanergy equity holders and certain other holders entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). The terms of the Amended and Restated Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section entitled “BCA Proposal—Related Agreements—Registration Rights Agreement” beginning on page 146 of the Proxy Statement/Prospectus.

The foregoing description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with the Company’s directors and officers, a form of which is attached hereto as Exhibit 10.21 and incorporated herein by reference.

GEM Agreement

As previously reported, in order to better manage working capital and liquidity needs post Business Combination, CCAC, GEM Global Yield LLC SCS (“GEM Investor”) and GEM Yield Bahamas Ltd. (“GYBL”) entered into a Share Purchase Agreement, dated December 12, 2021 (the “GEM Agreement”), which allows Quanergy to fund general corporate purpose and working capital needs. Quanergy is entitled to draw up to $125 million of gross proceeds in exchange for Common Stock, at a price equal to 90% of the average closing bid price of the shares of Common Stock on the NYSE for a 30 day period, subject to meeting the terms and conditions of the GEM Agreement. GEM Investor is also entitled to purchase Common Stock pursuant to a warrant of Quanergy to purchase capital stock of Quanergy exercisable for up to 2.5% of the outstanding common stock of Quanergy on a fully diluted basis as of the closing of the Business Combination for a period of 3 years (the “GEM Warrant”). For additional information, see “BCA Proposal-Related Agreements-GEM Agreement” beginning on page 147 of the Proxy Statement / Prospectus.

In January 2022, we negotiated an amendment to the GEM Agreement (the “GEM Amendment”) to provide for two advance draw downs of $12.5 million each that are not limited based on trading volume.

The foregoing descriptions of the GEM Agreement and GEM Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the GEM Agreement and the GEM Amendment, the forms of which is attached as Exhibits 10.5 and 10.6, respectively, to this Current Report and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and in documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The Company has based these forward-looking statements on its current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus may include, for example, statements about:

•

the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the Company’s ability to grow and manage growth profitably following the Closing;

•	costs related to the Business Combination;

•	the Company’s history of operating losses;

•	the Company’s ability to achieve and maintain profitability in the future;

•	the Company’s future capital needs following the Business Combination;

•	demand for the Company’s products and the drivers of that demand;

•	adoption of LiDAR technology generally and of the Company’s digital LiDAR technology, in particular;

•	the implementation, market acceptance and success of the Company’s products and technology in the autonomous vehicle industry and in potential new categories for LiDAR technology;

•

competition in the Company’s industry, the advantages of the Company’s products and technology over competing products and technology existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability;

•	unforeseen safety issues with the Company’s products that could result in injuries to people;

•	adverse conditions in the global Sensing Solutions Market or the global economy more generally, including the impact of health epidemics such as the COVID-19 pandemic;

•	the Company’s ability to manage its growth effectively;

•	the success of the Company’s strategic relationships with third parties;

•	the Company’s international expansion plans;

•	the Company’s ability to develop additional products and product offerings;

•	the Company’s limited manufacturing capacity and plans to depend primarily on a small number of contract manufacturers and manufacturing partners in the future;

•	the Company’s reliance on sole source suppliers and its contract manufacturers’ ability to source components on a timely basis;

•	the Company’s ability to maintain and protect its intellectual property;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	the Company’s ability to recruit and retain qualified personnel;

•	the Company’s ability to maintain an effective system of internal control over financial reporting;

•	the Company’s ability to maintain the listing of its securities; and

•

other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 61 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business and Properties

The business and properties of CCAC and Legacy Quanergy prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections entitled “Information About CCAC” beginning on page 246 and “Information About Quanergy” beginning on page 259 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 61 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Unaudited Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 of Legacy Quanergy have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Proxy Statement/Prospectus beginning on page F-49 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited financial statements of Legacy Quanergy as of and for the years ended December 31, 2020 and 2019 and the related notes included in the Proxy Statement/Prospectus beginning on page F-77 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Quanergy prior to the Business Combination are described in the Proxy Statement/Prospectus in the section entitled “Quanergy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 274 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing is set forth in the Proxy Statement/Prospectus in the sections entitled “Management of Quanergy PubCo Following the Business Combination” and “Executive Compensation of Quanergy” beginning on page 295 and page 303, respectively, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Directors

Upon the Closing, the size of the board of directors of the Company (the “Board”) was set at seven members. Upon the Closing, each of Kevin J. Kennedy, Tianyue Yu, Jim DiSanto, Karen Francis, Matthew Hammond, Tamer Hassanein and Thomas Rohrs were elected to serve as directors on the Board and each of Fanglu Wang, Eric Chan, Henri Arif, Ross Haghighat and Mark Segall resigned from the Board.

Kevin Kennedy, Tianyue Yu and Jim DiSanto were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Tamer Hassanein and Thomas Rohrs were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Matthew Hammond and Karen Francis were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management of Quanergy PubCo Following the Business Combination—Executive Officers” and “—Directors” beginning on page 295 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Independence of Directors

The Board has determined that none of the directors, other than Mr. Kennedy, Ms. Yu and Mr. Hassanein, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of Jim DiSanto, Ms. Francis, Mr. Hammond and Mr. Rohrs is “independent” as that term is defined under the NYSE listing standards.

Committees of the Board of Directors

Effective upon the consummation of the Business Combination, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). The membership of each of the committees is determined by the Board.

Effective upon the consummation of the Business Combination, the Board appointed Mr. DiSanto, Mr. Hammond and Mr. Rohrs to serve on the Audit Committee, with Mr. Hammond as chair of the Audit Committee. Effective upon the consummation of the Business Combination, the Board appointed Mr. DiSanto, Ms. Francis and Mr. Rohrs to serve on the Compensation Committee, with Mr. Rhors as chair of the Compensation Committee. Effective upon the consummation of the Business Combination, the Board appointed Ms. Francis and Mr. Rohrs to serve on the Nominating and Corporate Governance Committee, with Ms. Francis as chair of the Nominating and Corporate Governance Committee.

Executive Officers

Effective upon the consummation of the Business Combination, the Board appointed the following individuals as the Company’s executive officers: Kevin J. Kennedy to serve as Chief Executive Officer, Tianyue Yu to serve as Chief Development Officer, Patrick Archambault to serve as Chief Financial Officer, Enzo Signore to serve as Chief Marketing Officer and Brad Sherrard to serve as Chief Revenue Officer. The biographical information for the new executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “Management of Quanergy PubCo Following the Business Combination” beginning on page 295 of the Proxy Statement/Prospectus, is incorporated herein by reference.

Director Compensation

None of our directors received any compensation for their service as a director in fiscal year 2021. Our board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We intend to develop a board of directors compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

Executive Compensation

Information with respect to the compensation of Company’s executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “Executive Compensation of Quanergy” beginning on page 303 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the compensation of the Company’s executive officers is qualified in its entirety by the full text of the employment agreements of Messrs. Kennedy, Archambault, Signore and Sherrard and Ms. Yu, copies of which are attached hereto as Exhibit 10.19, Exhibit 10.18, Exhibit 10.17, Exhibit 10.20 and Exhibits 10.15 and 10.16, respectively, and incorporated herein by reference.

Beneficial Ownership of Securities

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of the Company’s Common Stock as of February 8, 2022, by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock;

•	each of the Company’s named executive officers and directors;

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 83,412,347 shares of the Company’s Common Stock issued and outstanding as of February 8, 2022 and other than as noted below, do not take into account (i) the issuance of any shares of Common Stock upon the exercise of 21,320,000 warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (the “warrants”) to purchase an aggregate of 21,320,000 shares of Common Stock or (ii) the issuance of any shares pursuant to the GEM Agreement or GEM Warrant. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	% of Ownership
Directors and Named Executive Officers
Kevin Kennedy(2)	2,257,256	2.6%
Bradley Sherrard(3)	93,739	*
Enzo Signore(4)	374,914	*
Tianyue Yu(5)	3,498,387	4.2%
Jim DiSanto(6)	1,875,076	2.2%
Karen Francis(7)	70,723	*
Matthew Hammond(8)	28,800	*
Tamer Hassanein(9)	6,355,060	7.6%
Tom Rohrs(10)	133,880	*
All Quanergy PubCo directors and executive officers as a group (9 individuals)	14,687,835	17.6%
5% Holders
Rising Tide(11)	28,128,691	33.7%
CITIC Capital Acquisition LLC(12)	11,539,750	12.8%
Sensata Technologies, Inc.(13)	8,249,997	9.6%
Zola Ventures(14)	6,865,509	8.0%
Louay Eldada(15)	4,823,344	5.7%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 433 Lakeside Drive, Sunnyvale, California 94085.
(2)

Consists of 2,111,758 restricted stock units that will vest as of or within 60 days of February 8, 2022 and 145,498 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of February 8, 2022.

(3)

Consists of 93,739 restricted stock units that will vest as of or within 60 days of February 8, 2022 and 149,498 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of February 8, 2022.

(4)

Consists of 271,452 restricted stock units that will vest as of or within 60 days of February 8, 2022 and 103,462 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of February 8, 2022.

(5)

Consists of (i) 2,229,801 shares of Common Stock held by Tianyue Yu, Trusteee of the Yang Yu Trust, a trust for the benefit of the holder’s family, (ii) 484,993 shares of Common Stock held by Weilai Yang and Yu Cheung Ho, Trustee of the YYAD10 Trust, a trust for the benefit of the holder’s family, (iii) 484,993 shares of Common Stock held by Weilai Yang and Yu Cheung Ho, Trustee of the YYJK28 Trust, a trust for the benefit of the holder’s family, (iv) 196,422 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of February 8, 2022, and (v) 102,178 restricted stock units that will vest as of or within 60 days of February 8, 2022.

(6)

Consists of (i) 28,800 restricted stock units that will vest as of or within 60 days of February 8, 2022 by the holder, (ii) 384,208 shares of Common Stock held by Motus-VGO Autonomous IOT Fund, L.P., (iii) 651,099 shares of Common Stock held by Transportation Technology Ventures II, L.P., (iv) 314,683 shares of Common Stock held by Transportation Technology Ventures LLC, and (v) 496,286 shares of Common Stock held by Transportation Technology Ventures V L.P. Transportation Technology Ventures LLC is a general partner of Transportation Technology Ventures II, L.P. and Transportation Technology Ventures V L.P., Motus-VGO GP LLC is a general partner of Motus-VGO Autonomous IOT Fund, L.P., and Jim DiSanto is a managing member of Transportation Technology Ventures LLC and Motus-VGO GP LLC.

(7)

Consists of 10,103 restricted stock units that will vest as of or within 60 days of February 8, 2022 and 60,620 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of February 8, 2022.

(8)	Consists of 28,800 restricted stock units that will vest as of or within 60 days of February 8, 2022.

(9)

Consists of (i) 157,129 shares of Common Stock held by the holder, (ii) 2,002,491 restricted stock units will vest as of or within 60 days of February 8, 2022, (iii) 109,780 shares of Common Stock and 64,663 shares of Common Stock that would be issuable upon exercise of warrants exercisable as of or within 60 days of February 8, 2022, in each case, by Rising Tide II, L.P., (iv) 494,700 shares of Common Stock held by Rising Tide II, LLC, (v) 846,607 shares of Common Stock held by Rising Tide III, LLC, (vi) 1,976,464 shares of Common Stock held by Rising Tide IV, LLC, (vii) 310,395 shares of Common Stock held by Rising Tide IVA, LLC, and (viii) 392,831 shares of Common Stock held by Rising Tide Management, Ltd. All of the foregoing entities, except for Rising Tide Management, Ltd., is managed by Rising Tide Fund Managers, LLC. Rising Tide Management, Ltd. is wholly-owned by Ossama Hassanein, who is also a managing member of Rising Tide Fund Managers, LLC. The holder is a managing member of Rising Tide Fund Managers, LLC. The business address for the holder and its affiliates is 44 Tehama Street, San Francisco, California 94105.

(10)

Consists of 28,800 restricted stock units that will vest as of or within 60 days of February 8, 2022 and 105,080 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of February 8, 2022.

(11)

Consists of 17,541,316 shares of Common Stock, including 2,500,000 shares purchased in the PIPE Investment, and 4,731,078 shares of Common Stock that would be issuable upon exercise of warrants exercisable as of or within 60 days of February 8, 2022, in each case, by Rising Tide V, LLC. Rising Tide V, LLC is managed by Victega Business Holding Ltd. The business address for Rising Tide V, LLC is c/o Rising Tide Fund Managers, LLC, 44 Tehama Street, San Francisco, California 94105.

(12)

CITIC Capital Acquisition LLC is the record holder of such shares. CITIC Capital MB Investment Limited, a Cayman Islands exempted company, is the sole member and the manager of CITIC Capital Acquisition LLC. CITIC Capital MB Investment Limited is managed by a board of directors comprised of four directors who may act unanimously in writing or by majority consent during a meeting, assuming a quorum of at least two directors is present. Eric Chan, Zhang Yichen, Pan Hongyan and Liu Mo are the directors of CITIC Capital MB Investment Limited. Each of the foregoing individuals disclaims any beneficial ownership of the securities held by CITIC Capital Acquisition LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Includes 6,580,000 shares of Common Stock that would be issuable upon exercise of warrants.

(13)

Consists of 5,749,997 shares of Common Stock, including 750,000 shares purchased by the holder in the PIPE Financing and 2,500,000 shares of Common Stock that would be issuable upon exercise of a warrant exercisable as of or within 60 days of February 8, 2022. The business address of the holder is 529 Pleasant Street, Attleboro, Massachusetts 02703.

(14)

Consists of 4,278,904 shares of Common Stock and 2,586,605 shares of Common Stock that would be issuable upon exercise of warrants exercisable as of or within 60 days of February 8, 2022. The business address for the holder is 3076 Sir Francis Drake’s Highway, Road Town, Tortola, British Virgin Islands.

(15)

Consists of 4,337,655 shares of Common Stock and 785,689 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of February 8, 2022. The business address for the holder is 13100 Zen Gardens Way, Austin, Texas 78732.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 317 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement/Prospectus in the section “Information About CCAC—Legal Proceedings” and “Information About Quanergy—Legal Proceedings” on pages 253 and 273, respectively, of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Prior to the Business Combination, CCAC’s units, Class A Ordinary Shares and publicly-held warrants (the “Public Warrants”) were historically quoted on the New York Stock Exchange under the symbols “CCAC.U,” “CCAC” and “CCAC WS,” respectively. On February 9, 2022, the Common Stock and Public Warrants began trading on the New York Stock Exchange under the new trading symbols “QUAN” and “QUAN WS,” respectively.

As of the Closing Date and following the consummation of the Business Combination, the Company had 83,412,347 shares of Common Stock issued and outstanding held of record by 192 holders and 21,320,000 warrants (including the Public Warrants and the warrants held by CITIC Capital Acquisition LLC and its permitted transferees (the “Private Warrants”)) outstanding held of record by 3 holders, without giving effect to any securities that may be issued under the GEM Agreement. As of the Closing Date and following the consummation of the Business Combination, CCAC’s units ceased trading on the New York Stock Exchange.

As a result of the Domestication, all of CCAC’s Class A Ordinary Shares and Class B Ordinary Shares automatically converted into shares of Common Stock of Quanergy on a one-for-one basis. CCAC’s Public Warrants and Private Warrants became warrants for Common Stock of Quanergy.

Dividends

The Company has not paid any cash dividends on the Class A Ordinary Shares, Class B Ordinary Shares or Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements, general financial condition, contractual restrictions and other factors that the Board may deem relevant and will be within the discretion of the Board at such time. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Common Stock

A description of the Common Stock is included in the Proxy Statement/Prospectus in the section entitled “Description of Quanergy PubCo Securities—Authorized Capitalization—Common Stock” beginning on page 328 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Public Warrants

Each whole warrant will entitle the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time after March 3, 2022, provided that there is an effective registration statement under the Securities Act covering the shares of our common stock issuable upon exercise of the warrants and a current prospectus relating to them available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of our common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the Closing, at 5:00 p.m., New York City time on February 1, 2027, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of our common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the shares of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are obligated to use our best efforts to file as soon as practicable, but in no event later than 15 business days after the Closing, with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. We are obligated to use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of our common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise such warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will be obligated to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•

if, and only if, the reported closing price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our board of directors will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management may consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the warrants. If we takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (a) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (b) the fair market value. The “fair market value” will mean the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call the warrants for redemption and do not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the shares of our common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of our common stock is increased by a stock dividend payable in shares of our common stock, or by a split-up or other similar event, then, on the effective date of stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of our common stock. A rights offering to holders of our common stock entitling holders to purchase shares of our common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our common stock equal to the product of (a) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of our common stock) and (b) the quotient of (i) the price per share of our common stock paid in such rights offering and (ii) the fair market value. For these purposes (a) if the rights offering is for securities convertible into or exercisable for shares of our common stock, in determining the price payable for shares of our common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (b) fair market value means the volume weighted average price of shares of our common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of our common stock on account of such shares of common stock (or other securities into which the warrants are convertible), other than as described above or certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of our common stock.

Whenever the number of shares of our common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (a) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (b) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our common stock (other than those described above or that solely affects the par value of such shares of our common stock), or in the case of any merger or consolidation of our company with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of our common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of our as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of our common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of our common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of curing any ambiguity or to correct any defective provision or adding or changing any other provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the warrants. All other modifications or amendments will require the approval by the holders of at least 65% of the then-outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants, 65% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is filed as exhibit 4.1 to this Current Report, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of our common stock and any voting rights until they exercise their warrants and receive shares of our common stock. After the issuance of shares of our common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our common stock to be issued to the warrantholder.

Private Placement Warrants

The private placement warrants (including the shares of our common stock issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees.

The Sponsor or its permitted transferees have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of our common stock equal to the quotient obtained by dividing (a) the product of the number of shares of our common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (b) the fair market value. The “fair market value” will mean the average reported closing price of the shares of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Management of Quanergy PubCo Following the Business Combination —Limitation of Liability and Indemnification of Directors and Officers” beginning on page 301 of the Proxy Statement/Prospectus, which is incorporated herein by reference. On the Closing Date, the Company entered into indemnification agreements with the Company’s directors and officers, a form of which is attached hereto as Exhibit 10.21 and incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Report relating to the changes in certifying accountant.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02.

The securities issued in connection with the Subscription Agreements and the GEM Agreement have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On February 8, 2022, our Board approved the engagement of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022. Grant Thornton served as the independent registered public accounting firm of Legacy Quanergy prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on February 8, 2022 that it would be dismissed effective following the completion of the Company’s audit for the year ended December 31, 2021, which consists only of the accounts of CCAC prior to the Business Combination, and replaced by Grant Thornton as our independent registered public accounting firm.

Withum’s report on the Company’s balance sheets as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from September 9, 2019 (inception) to December 31, 2019, and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from September 9, 2019 (inception) to December 31, 2020 and the subsequent interim period through February 8, 2022, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

During the period from September 9, 2019 (inception) to December 31, 2020, and the interim period through February 8, 2022, the Company did not consult Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We provided Withum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and requested that Withum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Withum is attached hereto as Exhibit 16.1.

Item 5.01.	Changes in Control of the Registrant.

The information set forth in the section entitled “Introductory Note” and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Business Combination, a change of control of CCAC has occurred, and the stockholders of CCAC as of immediately prior to the Closing held 9.9% of the outstanding voting power and shares of Common Stock immediately following the Closing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Business Combination, and in accordance with the terms of the Merger Agreement, each executive officer of CCAC ceased serving in such capacities, and Fanglu Wang, Eric Chan, Henri Arif, Ross Haghighat and Mark Segall ceased serving on CCAC’s board of directors.

Reference is also made to the information set forth in the sections entitled “Directors and Executive Officers,” “Directors” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Quanergy Systems, Inc. 2022 Equity Incentive Plan

At the Special Meeting, the stockholders of the Company considered and approved the Quanergy Systems, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan was previously approved, subject to stockholder approval, by the board of directors of CCAC on June 21, 2021, and on the Closing Date, the Board ratified the approval of the 2022 Plan. The 2022 Plan became effective immediately upon the Closing.

A description of the 2022 Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 6—The Equity Incentive Plan Proposal” beginning on page 202 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2022 Plan is qualified in its entirety by the full text of the 2022 Plan, which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Quanergy Systems, Inc. 2022 Employee Stock Purchase Plan

At the Special Meeting, the stockholders of the Company considered and approved the Quanergy Systems, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”). The 2022 ESPP was previously approved, subject to stockholder approval, by the board of directors of CCAC on June 21, 2021, and on the Closing Date, the Board ratified the approval of the 2022 ESPP. The 2022 ESPP became effective immediately upon the Closing.

A description of the 2021 ESPP is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 7—The ESPP Proposal” beginning on page 210 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2022 ESPP is qualified in its entirety by the full text of the 2022 ESPP, which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Merger, CCAC ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the section entitled “The BCA Proposal” beginning on page 126 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The unaudited condensed consolidated financial statements of Legacy Quanergy as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-49 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

The audited consolidated financial statements of Legacy Quanergy as of and for the years ended December 31, 2020 and 2019 and the related notes included in the Proxy Statement/Prospectus beginning on page F-77 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

The unaudited condensed financial statements of CCAC as of September 30,2021 and for the nine months ended September 30, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited consolidated financial statements of CCAC as of and for the year ended December 31, 2020 and December 31, 2019 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-24 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of June 22, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Merger Sub Inc., and Quanergy Systems, Inc. (incorporated by reference to Exhibit 2.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 22, 2021).

2.2	First Amendment to Agreement and Plan of Merger, dated as of June 28, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Merger Sub Inc., and Quanergy Systems, Inc. (incorporated by reference to Exhibit 2.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 28, 2021).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of November 15, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Merger Sub Inc. and Quanergy Systems, Inc (incorporated by reference to Exhibit 2.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on November 14, 2021).

2.4	Third Amendment to Agreement and Plan of Merger, dated as of December 26, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Merger Sub Inc. and Quanergy Systems, Inc. (incorporated by reference to Exhibit 2.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on December 27, 2021).

3.1	Certificate of Incorporation of Quanergy Systems, Inc.

3.2	Bylaws of Quanergy Systems, Inc.

4.1	Warrant Agreement, dated February 10, 2021, between CITIC Capital Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39463), filed with the SEC on February 13, 2020).

4.2	Form of Warrant Certificate of the Company.

4.3	Form of Class A Common Stock Certificate of the Company.

4.4	Form of Warrant Certificate of the Company issued pursuant to the GEM Agreement.

10.1	Sponsor Support Agreement, dated June 21, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Acquisition LLC and Quanergy Systems, Inc. (incorporated by reference to Exhibit 10.2 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 22, 2021).

10.2	Support Agreement, dated June 21, 2021, by and among CITIC Capital Acquisition Corp., Quanergy Systems, Inc., and certain other stockholders of Quanergy Systems, Inc. (incorporated by reference to Exhibi10.3of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 22, 2021).

10.3	Form of Subscription Agreement, by and between CITIC Capital Acquisition Corp.and the subscriber party thereto (incorporated by reference to Exhibit 10.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 22, 2021).

Exhibit Number	Description

10.4	Amended and Restated Registration Rights Agreement, by and among Quanergy Systems, Inc. and the holders party thereto.

10.5	Share Purchase Agreement, dated December 12, 2021, between CITIC Capital Acquisition Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd. (incorporated by reference to Exhibit 10.5 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4/A (File No. 333-257962), filed with the SEC on December 13, 2021).

10.6	Amendment No. 1 to Share Purchase Agreement, dated January 31, 2022, between CITIC Capital Acquisition Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd.

10.7	Registration Rights Agreement, dated December 12, 2021, between CITIC Capital Acquisition Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd. (incorporated by reference to Exhibit 10.6 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4/A (File No. 333-257962), filed with the SEC on December 13, 2021).

10.8+	Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.8(a)+*	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(a) of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.8(b)+*	Form of International Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(b) of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.8(c)+*	Form of Incentive Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(c) of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.8(d)+	Form of PRC Resident Incentive Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(d) of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.8(e)+	Form of Nonstatutory Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(e) of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.8(f)+	Form of International Nonstatutory Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(f) of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.9+	Quanergy Systems, Inc. Amended and Restated Retention Plan (incorporated by reference to Exhibit 10.6 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

Exhibit Number	Description

10.10+	Quanergy Systems, Inc. 2022 Equity Incentive Plan.

10.10(a)	Form of Stock Option Agreement under the Quanergy Systems, Inc. 2022 Equity Incentive Plan.

10.10(b)*	Form of Restricted Stock Unit Agreement under the Quanergy Systems, Inc. 2022 Equity Incentive Plan.

10.11+*	Quanergy Systems, Inc. 2022 Employee Stock Purchase Plan.

10.12	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.9 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.13	Warrant to Purchase Common Stock, dated June 21, 2021, issued to Sensata Technologies, Inc (incorporated by reference to Exhibit 10.10 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.14	Letter Agreement, dated February 10, 2020, by and among CITIC Capital Acquisition Corp., its executive officers and directors and CITIC Capital Acquisition LLC (incorporated by reference to Exhibit 10.1 to CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 13, 2020).

10.15+	Offer letter by and between Quanergy Systems, Inc. and Tianyue Yu dated January 9, 2013 (incorporated by reference to Exhibit 10.16 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.16+	Retention letter by and between Quanergy Systems, Inc. and Tianyue Yu dated September 27, 2018 (incorporated by reference to Exhibit 10.17 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.17+	Offer letter by and between Quanergy Systems, Inc. and Enzo Signore dated June 11, 2019 (incorporated by reference to Exhibit 10.18 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.18+	Amended Offer letter by and between Quanergy Systems, Inc. and Patrick Archambault dated August 1, 2019 (incorporated by reference to Exhibit 10.19 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.19+	Offer letter by and between Quanergy Systems, Inc. and Kevin Kennedy dated March 14, 2020 (incorporated by reference to Exhibit 10.20 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.20+	Offer letter by and between Quanergy Systems, Inc. and Bradley James Sherrard dated October 14, 2020 (incorporated by reference to Exhibit 10.21 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.21+	Form of Quanergy Systems, Inc. Indemnification Agreement (incorporated by reference to Exhibit 10.22 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

Exhibit Number	Description

10.22	Standard SubLease Multi-Tenant Lease by and between Infortrend Corporation and Quanergy Systems, Inc., dated July 12, 2017 (incorporated by reference to Exhibit 10.23 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.23	Addendum A to Standard SubLease Multi-Tenant Lease by and between Infortrend Corporation and Quanergy Systems, Inc., dated July 12, 2017 (incorporated by reference to Exhibit 10.24 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.24	Addendum B to Standard SubLease Multi-Tenant Lease by and between Infortrend Corporation and Quanergy Systems, Inc., dated January 25, 2018 (incorporated by reference to Exhibit 10.25 of CITIC Capital Acquisition Corp.’s Current Report on Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

16.1	Letter from WithumSmith+Brown, PC to the SEC, dated February 14, 2022.

21.1	List of Subsidiaries of the Registrant.

99.1	Unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020.

99.2	Press Release dated February 8, 2022.

†

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant hereby agrees to furnish a copy of any omitted exhibits and schedules to the SEC upon its request.

+	Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2022

QUANERGY SYSTEMS, INC.

By:	/s/ Patrick Archambault
Patrick Archambault
Chief Financial Officer